UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 28, 2007
(Date of earliest event reported)

RF Micro Devices, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	0-22511	56-1733461
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

7628 Thorndike Road
  Greensboro, North Carolina  27409-9421
  (Address of principal executive offices)
  (Zip Code)

(336) 664-1233

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
        (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On March 28, 2007, RF Micro Devices, Inc. ("RFMD") issued a press release announcing that it intends to offer, subject to market and other conditions, approximately $150 million aggregate principal amount of convertible subordinated notes due 2012 and approximately $150 million aggregate principal amount of convertible subordinated notes due 2014 through an offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended.  The interest rate, conversion terms and offering price are to be determined by negotiations between RFMD and the initial purchaser of the notes.  RFMD expects to grant the initial purchaser of the notes a 30-day option to purchase up to an additional $25 million aggregate principal amount of convertible subordinated notes due 2012 and up to an additional $25 million aggregate principal amount of convertible subordinated notes due 2014, in each case, solely to cover over-allotments.  RFMD intends to use the net proceeds from the offering for general corporate purposes, including working capital, potential acquisitions and future stock repurchases.  A copy of this press release is attached as Exhibit 99.1.

Item 9.01.     Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.                       Description of Exhibit
     99.1                             Press release dated March 28, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RF Micro Devices, Inc.

By:/s/ William A. Priddy, Jr.
                                                                                  William A. Priddy, Jr.
                                                                                  Chief Financial Officer and
                                                                                   Vice President, Finance and Administration

Date:    March 28, 2007

Exhibit Index

Exhibit No.                                Description of Exhibit
     99.1                                     Press release dated March 28, 2007